UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): April 10, 2025

TRAEGER, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-40694	82-2739741
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

533 South 400 West,
Salt Lake City, Utah	84101
(Address of principal executive offices)	(Zip Code)
(Registrant’s telephone number, include area code) (801) 701-7180
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	COOK	The New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On April 10, 2025, Traeger, Inc. (the “Company”) and Jeremy Andrus, the Company’s Chief Executive Officer, entered into a letter agreement (the “Amended Side Letter”) which amended and restated the Letter Agreement between Mr. Andrus and the Company, dated August 2, 2021 (the “Side Letter”) in its entirety.

The Amended Side Letter amends the Side Letter to provide, among other things, that:
(i)effective January 1, 2025, Mr. Andrus’ annual base salary will be $750,000;

(ii)commencing with calendar year 2025, Mr. Andrus is eligible to participate in the Company’s annual bonus programs, with a target annual bonus for 2025 equal to 150% of his base salary;

(iii)Mr. Andrus is eligible to participate in the Company’s Executive Change in Control Severance Plan (the “Severance Plan”); provided, that, for purposes of determining his severance payments and benefits thereunder, the term “Cash Severance” will also include an amount equal to 200% of his target bonus for the year in which the termination occurs; and

(iv)Mr. Andrus will be eligible to receive the severance payments and benefits set forth in his employment agreement with the Company, except that, upon his termination of employment (outside of a change in control context) without “cause”, for “good reason” or as a result of the Company’s non-extension of the employment term, he will be entitled to receive (A) an amount equal to the sum of his annual base salary plus target bonus, (B) an amount equal to his pro-rated target annual bonus, if any, for the year in which the termination occurs, and (C) an amount (the “COBRA payment”) equal to the product obtained by multiplying (x) the monthly COBRA premium payment paid by Mr. Andrus for himself and his covered dependents by (y) 18 months (including a tax gross-up for the COBRA payment, which is intended to restore Mr. Andrus to the same position on an after-tax basis as he would have been had he not incurred any tax liability with respect to the COBRA payment).

The foregoing description of the Amended Side Letter is qualified in its entirety by reference to the full text of the Amended Side Letter, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Letter Agreement, dated April 10, 2025, by and between the Company and Jeremy Andrus
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Traeger, Inc.

Date: April 16, 2025	By:	/s/ Courtland Astill
Courtland Astill
General Counsel